                      CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the use in the Supplement constituting part of this Post-Effective Amendment No. 12 to the Registration Statement on Form N-6 ("the Registration Statement") of our report dated February 28, 2005, relating to the financial statements of New York Life Insurance and Annuity Corporation, and of our report dated February 18, 2005, relating to the financial statements of New York Life Insurance and Annuity Corporation Corporate Sponsored Variable Universal Life Separate Account-I, which appear in such Supplement.


/s/PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP

New York, New York

July 20, 2005